EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nokia Corporation of our report dated March 5, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy Helsinki, Finland February 18, 2021